content="text/html; charset=iso-8859-1"> S.Y. Bancorp, Inc. Form 8-K re Press Release
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SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 4, 2001

S.Y. BANCORP, INC. (Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation)	1-13661 (Commission File Number)	61-1137529 (IRS Employer Identification No.)

1040 East Main Street Louisville, Kentucky 40206 (Address of principal executive offices, including zip code)

(502) 582-2571 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

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Item 5. Other Events.

On June 4, 2001, S.Y. Bancorp, Inc., parent company of Stock Yards Bank & Trust Company, announced the completion of an offering of $20 million of 9.00% Cumulative Trust Preferred Securities of its finance subsidiary, S.Y. Bancorp Capital Trust I. The offering included $2 million of Cumulative Trust Preferred Securities purchased by the underwriters to cover over-allotments. S.Y. Bancorp has guaranteed the Cumulative Trust Preferred Securities on a subordinated basis to the extent described in the prospectus for the offering. The Cumulative Trust Preferred Securities will trade on the American Stock Exchange under the symbol SYI.Pr. A copy of the press release announcing the completion of the offering is attached as Exhibit 99 hereto and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibit is filed as a part of this report:

	Exhibit Number	Description of Exhibits

	99 --	Press Release dated June 4, 2001, announcing the completion of an offering of 9.00% Cumulative Trust Preferred Securities of S.Y. Bancorp Capital Trust I, a finance subsidiary of S.Y. Bancorp, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2001

S.Y. BANCORP, INC.

By: /s/ Nancy B. Davis
Nancy B. Davis
Executive Vice President, Treasurer
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

99 --	Press Release dated June 4, 2001, announcing the completion of an offering of 9.00% Cumulative Trust Preferred Securities of S.Y. Bancorp Capital Trust I, a finance subsidiary of S.Y. Bancorp, Inc.